                                                                    EXHIBIT 10.3



                              AMENDED AND RESTATED
                              CONSULTING AGREEMENT


         This Agreement, as amended and restated, is made as of March 1, 2000, between SAMES CORPORATION, a Delaware corporation ("Sames") and The Dratt-Campbell Company ("Consultant").

         WHEREAS, Sames desires to continue to retain Consultant to provide services in accordance with the following terms and conditions;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, Sames and Consultant hereby agree as follows:

         1. SERVICES. Consultant will make available Arnold H. Dratt to continue to serve as the President and Chief Executive Officer and, effective April 25, 2000, as Chairman of the Board of Directors of Sames to provide such management services consistent with such positions as reasonably requested by the Board of Directors of Sames from time to time. Arnold H. Dratt will be expected to devote an average of four days per week to the business and affairs of Sames. In furtherance of the foregoing, the Board of Directors shall continue to elect Arnold H. Dratt as the President and Chief Executive Officer, and will renominate him as a director and Chairman of Sames when his current term expires in 2001.

         2. TERM. The term (the "Term") of this Agreement, as amended and restated, shall commence on March 1, 2000 (the "Commencement Date") and shall end on the second anniversary of the Commencement Date, subject to earlier termination as provided in Paragraph 7, below. The Term may be extended by further written agreement between Sames and Consultant.

         3. MONTHLY FEE. Sames shall pay Consultant a monthly fee of $25,000, which amount shall be payable on the Commencement Date and on the same day of each month thereafter during the Term hereof.

         4. ANNUAL BONUS. Consultant shall be entitled to participate in Sames' annual bonus plan, with any bonus to be determined in the sole discretion of Sames' Board of Directors for the plan years 2000 and 2001.

         5. INCENTIVE BONUS. For calendar years 2000 and 2001, the Consultant shall be paid the lesser of (i) 1.5% of Sames' plan for operating income or (ii) 3% of the difference between Sames' operating income and one-half of Sames' plan for operating income. If Sames' operating income is less than one-half of its plan, no Incentive Bonus shall be payable for such year. The parties agree that Sames' plan for operating income for calendar year 2000 is $8,000,000.

                                                                    EXHIBIT 10.3

         6. OPTIONS. On April 25, 2000, Arnold H. Dratt shall be granted 3,000 options to purchase Sames stock, with the price of each option equal to the closing price of Sames stock on that date. On the date of Sames' annual stockholders meeting in 2001, Arnold H. Dratt shall be granted 10,000 options to purchase Sames stock, with the price of each option equal to the closing price of Sames common stock on the date of the grant.

         7. TRAVEL AND OTHER EXPENSES. Sames will reimburse Consultant for (a) reasonable travel and other direct, out-of-pocket expenses (which shall not include overhead or similar expenses) actually incurred in the performance of services hereunder, (b) medical insurance premiums paid by Consultant during the Term hereof, with respect to Arnold H. Dratt and his dependents, and (c) the $600 per month car allowance paid by Consultant with respect to Arnold H. Dratt. Such reimbursements shall be made within a reasonable time following Consultant's submission of receipts for such expenses.

         8. TERMINATION. Either Sames or Consultant may terminate the Term and this Agreement upon seven (7) days' advance written notice to the other; provided, however that this Agreement may be terminated immediately by Sames for "cause" (as defined below). Upon termination of this Agreement, Consultant shall be entitled to compensation pursuant to Paragraph 3 for services actually rendered to Sames through the date of termination, and Consultant shall be relieved of any obligation hereunder to render further services to Sames. Except as set forth below, no further payments shall be made or owed by Sames to Consultant under this Agreement, other than properly incurred, unreimbursed expenses; provided, however, that Consultant's rights with respect to indemnification protection shall be determined pursuant to Paragraph 8 below. In the event such termination occurs (a) prior to a Change of Control (as defined in Paragraph 14 below) and (b) is by Sames for reasons other than "cause" (as defined below) or by Consultant for "good reason" (as defined below), then Sames shall pay to Consultant on the termination date a lump sum payment in an amount equal to twelve (12) times the sum of (i) the monthly fee set forth in Paragraph 3 above, (ii) the most recent monthly medical premium reimbursed by Sames pursuant to Paragraph 6(b) above, and (iii) the $600 monthly car allowance described in Paragraph 6(c) above.

         For purposes of this Paragraph 8, "cause" shall mean (A) the death or disability of Arnold H. Dratt, (B) the resignation of Arnold H. Dratt from the position of President and Chief Executive Officer of Sames (other than in conjunction with the termination of this Agreement by Consultant for "good reason"), (C) the willful misconduct of any Consultant Personnel, including Arnold H. Dratt, or the willful or continued failure by any Consultant Personnel, including Arnold H. Dratt (other than by reason of disability), to substantially perform the duties and services contemplated by this Agreement, which in either case has a material adverse effect on Sames, or (D) the willful fraud or material dishonesty of any Consultant Personnel, including Arnold H. Dratt, in connection with the performance of duties and services for Sames. This Agreement shall not be deemed terminated for "cause" unless and until Consultant receives a copy of a resolution adopted by the Board finding, in the good faith opinion of the Board, Consultant Personnel is guilty of acts or omissions constituting cause, which resolution has been duly adopted by an affirmative vote of the majority of

                                                                    EXHIBIT 10.3

the Board (excluding Arnold H. Dratt) and any such vote shall be taken at a meeting of the Board called and held for such purpose, after reasonable written notice is provided to Consultant setting forth in reasonable detail the facts and circumstances claimed to provide a basis of termination for cause and Consultant is given an opportunity, together with counsel, to be heard before the Board. To the extent possible, Consultant shall have the opportunity to cure any such acts or omissions within fifteen (15) days of receipt of such resolution.

         For purposes of this Paragraph 8, "disability" shall mean the inability of Arnold H. Dratt to perform his duties for Sames on account of physical or mental illness or incapacity for a period of six (6) consecutive months, or for a period of one hundred eighty (180) calendar days, whether or not consecutive, during any three hundred sixty-five (365) day period.

         For purposes of this Paragraph 8, "good reason" shall mean (w) failure to elect Arnold H. Dratt as Chairman of the Board of Directors of Sames, (x) any failure by Sames to comply with the compensation provisions hereof or any other material breach by Sames of its obligations hereunder, which failure or breach is not remedied by Sames within fifteen (15) days of receipt of written notice thereof from Consultant, (y) the removal of Arnold H. Dratt from the position of President and Chief Executive Officer of Sames, Chairman of the Board or as a director thereof (other than in conjunction with the termination of this Agreement for cause), or (z) the relocation of Sames' headquarters outside the metropolitan Chicago area, such that Consultant Personnel will be required to relocate in order to perform services hereunder.

         Notwithstanding anything in the foregoing to the contrary, if this Agreement is not renewed at the expiration of the Term on terms that are mutually satisfactory to the parties, or if the Consultant elects to retire at the expiration of the Term, Sames shall pay the Consultant a single sum of $150,000 within ten (10) business days after the expiration of the Term.

         9. INDEMNIFICATION. During the Term and continuing for a period of three (3) years thereafter, Sames shall maintain in force Director and Officer Liability Insurance in the aggregate amount of not less than $30 million, including Arnold H. Dratt as a director and officer covered under that policy. In addition, Arnold H. Dratt shall be entitled to the benefits of the indemnification provisions of Sames' charter and by-laws, and shall become a party to any indemnification or similar agreements which Sames may from time to time enter into with its directors or officers. The provisions of this Section 6 shall survive termination of this Agreement.

         10. ASSIGNMENT. Neither Consultant nor Sames may assign this Agreement without the prior written consent of the other. Any assignment prohibited hereby shall be null and void.

         11. EMPLOYMENT STATUS. Sames and Consultant acknowledge that Arnold H. Dratt and any other individuals (Arnold H. Dratt and such individuals hereinafter referred to as "Consultant Personnel") who perform services for Consultant hereunder will not be employees of Sames. Consultant Personnel will at all times remain either employees of Consultant or self-employed

                                                                    EXHIBIT 10.3

independent contractors. Consultant Personnel will at all times remain under the supervision and control of Consultant and not under the supervision or control of Sames, except that Sames, through its Board of Directors, shall have the authority to specify the services to be provided by Consultant and to monitor the performance of such services. Consultant and/or Consultant Personnel, if applicable, will be solely responsible for the payment of its and/or their own benefits, workers' compensation or contributions to any similar program, and for fulfilling any tax and other obligations associated with employment or self-employment. Consultant Personnel are not eligible to, nor will they, participate in or earn service under any Sames benefits plan or program now existing or hereafter created for employees of Sames or any of its subsidiaries or affiliates.

         12. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants to Sames, for the term of this Agreement, that it is not subject to any restrictive covenants arising from any consulting or other agreement which would prohibit or materially affect the services to be rendered pursuant to this Agreement.

         13. NON-COMPETITION. During the term of this Agreement, neither Consultant nor any Consultant Personnel will perform services that are similar to the services provided under this Agreement for, or in support of the activities of, any company that is in direct and substantial competition with the finishing equipment business of Sames.

         14. CONFIDENTIALITY. Consultant agrees that any and all Confidential Information is and shall remain the property of Sames and shall be held in strict confidence by Consultant and Consultant Personnel solely for the benefit of Sames, and shall not be used or otherwise disclosed to any other parties at any time, without obtaining the prior written consent of Sames, except as may be required by laws. "Confidential Information" includes all nonpublic technical, business and personnel information, or other nonpublic information which relates to past, present or future research, development and business activities of Sames and its subsidiaries and affiliates (including but not by way of limitation information about employees, customers and suppliers), however communicated or disclosed to Consultant or Consultant Personnel in connection with the performance of any services for Sames. Confidential Information shall not include information which is or becomes generally available to the public (other than by prohibited acts or omissions of Consultant or Consultant Personnel). Consultant's obligations under this Paragraph 13 shall survive termination of this Agreement.

         15. CHANGE OF CONTROL. In the event of a Change of Control (as hereinafter defined) after the Commencement Date hereof, Sames shall, simultaneously with the Change of Control, pay to Consultant all amounts due to and including the date of that Change of Control, shall remain obligated to provide the Director and Officer Liability Insurance provided by Paragraph 6 and, in addition, shall, within five (5) business days after the date of the Change of Control, pay Consultant a lump sum payment in an amount equal to twenty-four (24) times the sum of (i) the monthly fee set forth in Paragraph 3 above, (ii) the most recent monthly medical premiums reimbursed by Sames pursuant to Paragraph 6(b), and (iii) the $600 monthly car allowance described in Paragraph 6(c).

                                                                    EXHIBIT 10.3

In the event of a Change of Control at any time within the six (6) month period following termination of this Agreement (i) by Sames for reasons other than "cause", or (ii) by Consultant for "good reason," Sames shall, within five (5) business days after the date of the Change of Control, pay Consultant a lump sum payment in an amount equal to twelve (12) times the sum of (i) the monthly fee set forth in Paragraph 3, above, (ii) the most recent monthly medical premiums reimbursed by Sames pursuant to Paragraph 6(b), above, and (iii) the $600 monthly car allowance described in Paragraph 6(c). "Change of Control" of Sames shall mean: (a) Sames is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of Sames, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror; (b) Sames sells, transfers or conveys all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of Sames, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; (c) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, or other public announcement disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the issued and outstanding shares of voting securities of Sames, other than (i) a trustee or other fiduciary holding securities under any employee benefit plan of Sames or any subsidiary, (ii) a corporation owned directly or indirectly by the stockholders of Sames in substantially the same proportion as their ownership of stock in Sames, (iii) Burke B. Roche, his spouse or any of their descendants or any spouse of their descendants, William B. Roche, his spouse or any of their descendants or any spouse of their descendants, any trust or other arrangement for the benefit of Burke B. Roche, William B. Roche, the spouse of either of them, or any of their descendants or the spouse of any such descendants (Burke B. Roche, William B. Roche and such other individuals, trusts or other arrangements, collectively, the "Roche Family"), or (iv) any group which includes the Roche Family if a majority of the voting securities of Sames beneficially owned by such group are beneficially owned by the Roche Family; or
(d) individuals who are members of the Incumbent Board cease to constitute a majority of the Board of Directors of Sames; or (e) the dissolution or liquidation of Sames is approved by its stockholders. For this purpose, "Incumbent Board" means (i) the members of the Board of Directors of the Sames after the Commencement Date and (ii) any individual who becomes a member of the Board of Directors of the Corporation after the Commencement Date, if such individual's election or nomination for election as a Director was approved by the affirmative vote of the then Incumbent Board.

                                                                    EXHIBIT 10.3

         16. EQUAL EMPLOYMENT OPPORTUNITY. Consultant expressly agrees not to discriminate against any of its employees or applicants for employment because of age, race, color, religion, sex, national origin, ancestry, disability, handicap or veteran status or any other basis prohibited by applicable federal, state or local law and further agrees to comply with all applicable rules and regulations relating to such equal employment opportunity. Consultant further agrees to comply with Sames' policy of maintaining a business environment free of all forms of discrimination, including sexual harassment.

         17. WAIVER. Any delay or failure of either party hereto at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that or any other provision of this Agreement and shall not be construed as a waiver of any subsequent breach of that provision, a waiver of the provision itself, or a waiver of any other right under this Agreement.

         18. PUBLICITY. Consultant shall not refer, either directly or indirectly, to Sames or any of their subsidiaries or affiliates in any advertising or other published material without the prior written consent of Sames, which consent may be withheld in Sames' sole discretion.

         19. AMENDMENT. No provision of this Agreement shall be deemed amended by either party unless such amendment shall be in writing and signed by the party against which the amendment is to be enforced. However, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and Consultant consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

         20. ENTIRE AGREEMENT. This Agreement, including all exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof; all prior agreements, representations, statements, negotiations and undertakings on the subject matter hereof are superseded hereby.

         21. INVALIDITY OF ANY PROVISION. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect under any applicable statute or rule of law, they are, to that extent, deemed to be omitted from this Agreement.

         22. GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws, and not the choice of law principles, of the State of Illinois applicable to contracts to be performed wholly within the State of Illinois.

         23. NOTICE. Any notice or other communication permitted or required hereunder shall be in writing and provided to the respective party as set forth below:

         (a)    If to Consultant, to:

                                                                    EXHIBIT 10.3

                The Dratt-Campbell Company
                5430 West 70th Place
                Bedford Park, IL 60638
                Attention:  Mr. Arnold H. Dratt

         (b)    If to Sames, to:

                Sames Corporation
                9201 Belmont Avenue
                Franklin Park, IL 60131-2887
                Attention:  Chairman of the Board

                or, to such other address as either party shall have theretofore designated by notice in writing.

All written notices are to be delivered by hand, by reputable commercial delivery service, or by certified mail, return receipt requested. All notices provided in accordance with this paragraph shall be deemed to have been given upon the date of delivery as indicated on the written receipt for delivery by commercial service or by certified mail, or in the case of hand delivery, upon the date actually received.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.


THE DRATT-CAMPBELL COMPANY              SAMES CORPORATION

By: Arnold H. Dratt                     By:  Ronald Koltz
    ----------------------------             --------------------------

Title: President                        Title: Vice President
       -------------------------               ------------------------

Date: June 15, 2000                     Date: June 15, 2000